Exhibit 99.2

QUARTERLY FINANCIAL SUPPLEMENT

For the year ended December 31, 2013

Investor Relations Department | 3300 Enterprise Parkway Beachwood, Ohio 44122 | P. 216.755.5500 F. 216.755.1500 | www.ddr.com

ddr

Think Retail. Create Value.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Table of Contents

Section	Page
Earnings Release & Financial Statements
Press Release	1-13

Financial Summary
FFO Reconciliation	14
Additional Financial Disclosures	15
Debt / EBITDA Calculation	16
Significant Accounting Policies	17-18
Other Real Estate Information	19

Joint Venture Financial Summary
Joint Venture Investment Summary	20
Joint Venture Combining Financial Statements	21-22

Investment Summary
Acquisitions	23
Dispositions	24
Developments and Redevelopments	25-27

Portfolio Summary
Portfolio Characteristics	28
Leasing Summary	29-31
Net Effective Rents	32
Largest Tenants	33

Debt Summary
Market Capitalization, Ratings and Financial Ratios	34
Summary of Consolidated Debt	35
Summary of Joint Venture Debt	36
Consolidated Debt Detail	37-39
Joint Venture Debt Detail	40-41

Analyst Coverage
Contact Information	42

Property list available online at http://www.ddr.com

DDR considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the year ended December 31, 2013. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2012, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For Immediate Release:

Media Contact:	Investor Contact:
Matt Schuler	Matt Lougee
Director of Communications	Senior Vice President of Finance
216.755.5500	216.755.5500
mschuler@ddr.com	mlougee@ddr.com

DDR REPORTS OPERATING FFO PER DILUTED SHARE INCREASES 7.8% TO $1.11

FOR THE YEAR ENDED DECEMBER 31, 2013

BEACHWOOD, OHIO, February 12, 2014 – DDR Corp. (NYSE: DDR) today announced operating results for the fourth quarter and year ended December 31, 2013.

SIGNIFICANT FOURTH QUARTER ACTIVITY

•	Generated Operating FFO of $0.29 per diluted share for the fourth quarter, an increase of 7.4% compared to the fourth quarter of 2012

•	Executed 384 new leases and renewals for 2.5 million square feet

•	Increased the portfolio leased rate by 30 basis points to 95.1% at December 31, 2013 from 94.8% at September 30, 2013

•	Generated positive leasing spreads with new leases up 13.9% at 100% ownership and 20.7% on a pro rata basis, and renewals up 8.0% at 100% ownership and 7.9% on a pro rata basis; blended spreads were up 9.2% at 100% ownership and 10.0% on a pro rata basis

•	Generated same store net operating growth of 3.4% at 100% ownership and 3.1% on a pro rata basis compared to the prior year

•	Acquired sole ownership of 30 prime power centers from an existing joint venture with Blackstone Real Estate Partners VII for $1.46 billion

•	Issued $300 million of 3.50% senior unsecured notes due 2021

•	Closed on the forward issuance of $664 million of common equity to fund the net investment in prime assets

•	Completed the disposition of $184 million of non-prime assets; DDR’s pro rata gross proceeds were $98 million

2013 YEAR-END HIGHLIGHTS

•	Generated Operating FFO of $1.11 per diluted share for the full year 2013, an increase of 7.8% compared to 2012

•	Executed 1,719 new leases and renewals for 10.3 million square feet in 2013

•	Increased the portfolio leased rate by 90 basis points from 94.2% at December 31, 2012

•	Generated positive leasing spreads for the full year 2013, with new leases up 12.2% at 100% ownership and 14.9% on a pro rata basis, and renewals up 7.4% at 100% ownership and 7.6% on a pro rata basis

•	Generated same store net operating income growth of 3.3% at 100% ownership and 3.1% on a pro rata basis for the full year 2013 as compared to 2012

•	Increased the total portfolio average annualized base rent per occupied square foot to $14.18 as of December 31, 2013 as compared to $13.66 at December 31, 2012

“We are extremely pleased with the consistent operating performance of our portfolio which led to high quality growth in 2013 and we expect operating metrics to accelerate further in 2014,” commented DDR’s chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS

The Company’s fourth quarter Operating Funds From Operations attributable to common shareholders (“Operating FFO”) increased to $104.5 million, or $0.29 per diluted share, which compares to $84.0 million, or $0.27 per diluted share, for the prior-year comparable period. The increase in Operating FFO for the three-month period ended December 31, 2013, as compared to the same period in 2012, primarily is due to organic growth as well as shopping center acquisition transactions, partially offset by asset dispositions.

Funds From Operations attributable to common shareholders (“FFO”) for the three-month period ended December 31, 2013 increased to $120.2 million, or $0.33 per diluted share, which compares to $61.8 million, or $0.20 per diluted share, for the prior-year comparable period. The increase in FFO for the three-month period ended December 31, 2013, as compared to the same period in 2012, primarily is due to organic growth and net shopping center acquisition activity as well as the gain on change in control of interests recorded in the fourth quarter of 2013.

Operating FFO for the year ended December 31, 2013 increased to $366.7 million, or $1.11 per diluted share, which compares to $305.3 million, or $1.03 per diluted share, for the prior year. The increase in Operating FFO for the year ended December 31, 2013, primarily is due to the same factors impacting Operating FFO for the three-month period.

FFO for the year ended December 31, 2013 increased to $372.5 million, or $1.13 per diluted share, which compares to $312.4 million, or $1.06 per diluted share, for the prior year. The increase in FFO for the year ended December 31, 2013, primarily is due to the same factors impacting FFO for the three-month period, as well as a reduction in impairment charges of non-depreciable assets and the loss on debt retirement related to the Company’s repurchase of unsecured senior notes in 2012.

Net income attributable to common shareholders for the three-month period ended December 31, 2013 was $0.6 million, or $0.00 per diluted share, which compares to net loss of $7.0 million, or $0.02 per diluted share, for the prior-year comparable period. Net loss attributable to common shareholders for the year ended December 31, 2013 was $43.1 million, or $0.14 per diluted share, which compares to net loss of $60.3 million, or $0.21 per diluted share, for the prior year. The change in net loss attributable to common shareholders for the three-month period and year ended December 31, 2013, is primarily due to the same factors impacting FFO.

LEASING & PORTFOLIO OPERATIONS

The following results for the full year and fourth quarter of 2013 highlight continued strong leasing activity throughout the portfolio:

•	Executed 778 new leases aggregating 3.4 million square feet and 941 renewals aggregating approximately 6.9 million square feet, of which 180 new leases aggregating approximately 0.8 million square feet and 204 renewals aggregating approximately 1.7 million square feet were executed in the fourth quarter

•	Generated positive leasing spreads for the full year 2013, with new leases up 12.2% at 100% ownership and 14.9% on a pro rata basis, and renewals up 7.4% at 100% ownership and 7.6% on a pro rata basis; blended spreads were up 8.3% at 100% ownership and 8.9% on a pro rata basis

•	Generated positive leasing spreads for the fourth quarter, with new leases up 13.9% at 100% ownership and 20.7% on a pro rata basis, and renewals up 8.0% at 100% ownership and 7.9% on a pro rata basis; blended spreads were up 9.2% at 100% ownership and 10.0% on a pro rata basis

•	The portfolio leased rate increased to 95.1% at December 31, 2013, as compared to 94.8% at September 30, 2013 and 94.2% at December 31, 2012

•	Same store net operating income (“NOI”) increased by 3.3% at 100% ownership for the full year 2013 and 3.4% for the fourth quarter as compared to the same periods in 2012 and 3.1% on a pro rata basis for both the full year and fourth quarter of 2013

•	Total portfolio average annualized base rent per occupied square foot as of December 31, 2013 was $14.18, as compared to $13.66 at December 31, 2012

ACQUISITIONS & FINANCINGS

In October 2013, the Company acquired sole ownership of a portfolio of 30 prime power centers that were previously owned by an existing joint venture (“BRE JV”) with Blackstone Real Estate Partners VII L.P. (“Blackstone”) for $1.46 billion ($1.54 billion at 100%). The investment was funded through a combination of proceeds from the issuance of new common equity and unsecured debt that priced in May, preferred equity and mezzanine loan repayments, and the assumption of existing mortgage debt. The Company recorded a gain on change in control and sale of interests of $18.8 million related to the transaction.

In November 2013, the Company issued $300 million aggregate principal amount of 3.50% senior unsecured notes due January 2021. Proceeds from the issuance were used to repay mortgage debt assumed from the acquisition of assets from the BRE JV.

DISPOSITIONS

In the fourth quarter of 2013, the Company sold 11 consolidated operating shopping centers, aggregating approximately 0.9 million square feet, and consolidated non-income producing assets generating gross proceeds of approximately $81.8 million. The Company recorded an aggregate net gain of approximately $4.2 million related to these asset sales. During the same period, the Company’s unconsolidated joint ventures sold five operating shopping centers, aggregating approximately 1.1 million square feet, and non-income producing assets generating gross proceeds of approximately $102.6 million, of which the Company’s pro rata share was $15.7 million. An aggregate net gain of approximately $7.9 million was recorded related to these asset sales, of which the Company’s pro rata share was $1.9 million.

2014 GUIDANCE

There has been no change in Operating FFO per share guidance since the initial release provided on January 6, 2014. The Company continues to estimate Operating FFO for 2014 between $1.17 and $1.21 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates Operating FFO by excluding the non-operating charges and gains described above. The Company computes FFO in accordance with the NAREIT definition. Other real estate companies may calculate FFO and Operating FFO in a different manner. Operating FFO is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and Operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended and year ended December 31, 2013. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2012, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR CORP.

DDR is an owner and manager of 416 value-oriented shopping centers representing 116 million square feet in 39 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the company is available at www.ddr.com, as well as on Twitter, LinkedIn and Facebook.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Brooke Vanek, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, February 13, 2014, at 10:00 a.m. Eastern Time. To participate, please dial 877.703.6110 (domestic), or 857.244.7309 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 55843186. Access to the live call and replay will also be available through the Company’s website. The replay will be available through February 20, 2014.

DDR Corp.

Financial Highlights

(In Thousands)

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenues:
Minimum rents	$177,827	$136,410	$608,419	$516,997
Percentage and overage rents	2,678	2,587	5,932	4,999
Recoveries from tenants	59,154	44,913	198,404	167,248
Ancillary and other property income	7,975	7,726	28,984	27,110
Management, development and other fee income	8,966	10,579	40,160	43,706
Other (A)	245	535	6,889	1,396

	256,845	202,750	888,788	761,456

Expenses:
Operating and maintenance	37,788	31,764	137,979	123,893
Real estate taxes	35,582	26,874	117,374	99,086
Impairment charges (B)	5,322	14,091	44,989	58,783
General and administrative	20,432	19,753	79,556	76,444
Depreciation and amortization	109,295	62,428	318,076	238,464

	208,419	154,910	697,974	596,670

Other income (expense):
Interest income	3,173	5,970	23,539	15,799
Interest expense (C)	(63,738)	(54,120)	(228,869)	(213,261)
Loss on debt retirement, net	—	—	—	(13,495)
Other income (expense), net (D)	(3,341)	(10,726)	(6,629)	(17,826)

	(63,906)	(58,876)	(211,959)	(228,783)

Loss before earnings from equity method investments and other items	(15,480)	(11,036)	(21,145)	(63,997)
Equity in net income of joint ventures	1,276	18,284	6,819	35,250
Impairment of joint venture investments (B)	(980)	—	(980)	(26,671)
Gain (loss) on change in control and sale of interests, net (E)	18,840	(1,866)	19,906	78,127
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(234)	(345)	(2,713)	(1,143)

Income from continuing operations	3,422	5,037	1,887	21,566
Income (loss) from discontinued operations (F)	3,905	(4,675)	(11,735)	(52,758)

Income (loss) before gain (loss) on disposition of real estate	7,327	362	(9,848)	(31,192)
Gain (loss) on disposition of real estate, net of tax	120	(298)	467	5,863

Net income (loss)	7,447	64	(9,381)	(25,329)
Loss attributable to non-controlling interests	(237)	(68)	(794)	(493)

Net income (loss) attributable to DDR	$7,210	$(4)	$(10,175)	$(25,822)
Write-off of preferred share original issuance costs	—	—	(5,246)	(5,804)
Preferred dividends	(6,608)	(7,030)	(27,721)	(28,645)

Net income (loss) attributable to common shareholders	$602	$(7,034)	$(43,142)	$(60,271)

Funds From Operations (“FFO”):
Net income (loss) attributable to common shareholders	$602	$(7,034)	$(43,142)	$(60,271)
Depreciation and amortization of real estate investments	107,158	63,577	314,720	242,822
Equity in net income of joint ventures	(1,276)	(18,284)	(6,819)	(35,250)
Impairment of depreciable joint venture investments	—	—	—	26,671
Joint ventures’ FFO	12,306	13,142	49,409	53,603
Non-controlling interests (OP Units)	54	48	215	191
Impairment of depreciable real estate assets	5,361	18,566	69,597	96,319
Gain on disposition of depreciable real estate, net	(4,042)	(8,178)	(11,459)	(11,705)

FFO attributable to common shareholders	120,163	61,837	372,521	312,380

Non-operating items, net (G)	(15,667)	22,160	(5,854)	(7,062)

Operating FFO	$104,496	$83,997	$366,667	$305,318

Earnings per share – Diluted (H)	$0.00	$(0.02)	$(0.14)	$(0.21)

Funds From Operations – Diluted (H)	$0.33	$0.20	$1.13	$1.06

Operating Funds From Operations – Diluted (H)	$0.29	$0.27	$1.11	$1.03

DDR Corp.

Financial Highlights

(In Thousands)

Selected Balance Sheet Data

	December 31, 2013	December 31, 2012
Assets:
Real estate and rental property:
Land	$2,209,970	$1,900,401
Buildings	6,949,440	5,773,961
Fixtures and tenant improvements	599,221	489,626

	9,758,631	8,163,988
Less: Accumulated depreciation	(1,823,199)	(1,670,717)

	7,935,432	6,493,271
Land held for development and construction in progress	452,980	475,123
Real estate held for sale, net	12,670	—

Real estate, net	8,401,082	6,968,394
Investments in and advances to joint ventures	448,008	613,017
Cash	86,664	31,174
Restricted cash	33,476	23,658
Notes receivable, net	78,338	68,718
Receivables, including straight-line rent, net	129,513	126,228
Other assets, net	515,992	224,648

	$9,693,073	$8,055,837

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$29,133	$147,905
Unsecured debt	2,754,120	2,147,097
Unsecured term loan	350,000	350,000
Mortgage and other secured debt	2,161,421	1,674,141

	5,294,674	4,319,143
Dividends payable	55,107	44,210
Other liabilities	415,413	326,024

Total liabilities	5,765,194	4,689,377
Preferred shares	405,000	405,000
Common shares	35,938	31,524
Paid-in-capital	5,417,363	4,629,257
Accumulated distributions in excess of net income	(1,915,638)	(1,694,822)
Deferred compensation obligation	16,702	15,556
Accumulated other comprehensive income	(36,493)	(27,925)
Less: Common shares in treasury at cost	(18,211)	(16,452)
Non-controlling interests	23,218	24,322

Total equity	3,927,879	3,366,460

	$9,693,073	$8,055,837

DDR Corp.

Financial Highlights

(A)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Lease termination fees	$0.1	$0.4	$6.3	$0.9
Other miscellaneous	0.1	0.1	0.6	0.5

	$0.2	$0.5	$6.9	$1.4

(B)	The Company recorded impairment charges on the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Land held for development	$—	$2.1	$—	$10.1
Undeveloped land	0.4	—	3.0	20.1
Assets marketed for sale	4.9	12.0	42.0	28.6

Total continuing operations	5.3	14.1	45.0	58.8
Sold assets — discontinued operations	0.5	6.5	27.6	67.7
Joint venture investments	1.0	—	1.0	26.7

Total impairment charges	$6.8	$20.6	$73.6	$153.2

(C)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Non-cash interest expense related to amortization of the debt discount	$2.8	$2.6	$10.8	$10.9

(D)	Other income (expenses) were comprised of the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Transaction and other (expenses) income	$(2.3)	$(4.8)	$(4.7)	$(7.7)
Litigation-related expenses	(1.0)	(1.2)	(2.2)	(4.7)
Reserve of mezzanine note receivable	—	(4.3)	—	(4.3)
Debt extinguishment (costs) gain, net	—	(0.4)	0.3	(1.1)

	$(3.3)	$(10.7)	$(6.6)	$(17.8)

DDR Corp.

Financial Highlights

(E)	In the fourth quarter of 2013, the Company acquired its partner’s interests in the BRE JV. The Company accounted for this transaction as a step acquisition. Due to the change in control that occurred, the Company recorded an aggregate gain associated with the difference between the Company’s carrying value and fair value of the previously held equity interest.

(F)	The operating results related to assets classified as discontinued operations are summarized as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenues from operations	$2.4	$8.7	$22.4	$48.2

Operating expenses	0.8	2.7	6.8	14.4
Impairment charges	0.5	6.5	27.6	67.7
Interest, net	0.5	2.1	5.0	10.1
Depreciation and amortization	0.7	2.8	6.0	12.6

Total expenses	2.5	14.1	45.4	104.8

Loss before gain on disposition of real estate	(0.1)	(5.4)	(23.0)	(56.6)
Gain on disposition of real estate, net	4.0	0.7	11.3	3.8

Net income (loss)	$3.9	$(4.7)	$(11.7)	$(52.8)

(G)	The gains and charges excluded from Operating FFO for the three-month periods and years ended December 31, 2013 and 2012, respectively, are summarized as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Non-cash impairment charges – non-depreciable assets	$1.4	$2.1	$4.0	$30.2
Loss on debt retirement	—	—	—	13.5
Other expense, net – transaction costs, litigation costs, debt extinguishment costs, reserve of mezzanine note receivable and other expenses	2.0	10.7	6.1	18.9
Equity in net (income) loss of joint ventures – currency adjustments, debt extinguishment costs, transaction costs, gain on sale of land and other expenses	(0.2)	(0.2)	(0.9)	0.6
Non-cash (gain) loss on disposition of non-depreciable real estate, net	(0.1)	0.3	(0.3)	(5.5)
Non-cash (gain) loss on change in control and sale of interests	(18.8)	9.3	(19.9)	(70.8)
Non-cash loss on debt extinguishment – discontinued operations	—	—	—	0.2
Non-cash write-off of preferred share original issuance costs	—	—	5.2	5.8

Total adjustments from FFO to Operating FFO	$(15.7)	$22.2	$(5.8)	$(7.1)

DDR Corp.

Financial Highlights

(H)	The Company’s per share information is as follows:

	At December 31,
	2013	2012
Common shares outstanding	359.2	315.1
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Earnings per common share:
Basic	$0.00	$(0.02)	$(0.14)	$(0.21)

Diluted	$0.00	$(0.02)	$(0.14)	$(0.21)

Basic and diluted – average shares outstanding	356.9	307.9	326.4	291.7

Dividends Declared:	$0.135	$0.12	$0.54	$0.48

FFO per share:
Basic	$0.33	$0.20	$1.13	$1.06

Diluted	$0.33	$0.20	$1.13	$1.06

Weighted average common shares outstanding	358.9	310.0	328.5	293.6

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	359.3	310.4	328.9	294.0

Assumed conversion of dilutive securities	0.4	0.4	0.5	1.3

FFO Weighted average common shares and OP Units – Diluted	359.7	310.8	329.4	295.3

Operating FFO:
Diluted	$0.29	$0.27	$1.11	$1.03

Operating FFO Weighted average common shares and OP Units – Diluted	359.7	310.8	329.4	295.3

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed income statements

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenues:
Minimum rents	$113,026	$129,995	$501,592	$480,035
Percentage and overage rents	860	700	2,313	1,141
Recoveries from tenants	23,714	30,629	119,467	108,295
Other	19,175	17,410	68,996	77,480

	156,775	178,734	692,368	666,951
Expenses:
Operating and maintenance	35,579	39,993	160,551	159,628
Real estate taxes	14,516	20,081	76,987	70,871

Net operating income	106,680	118,660	454,830	436,452

Impairment charges (A)	26,729	—	86,346	840
Depreciation and amortization of real estate investments	46,598	50,939	222,756	190,514
Interest expense	51,781	56,713	224,133	220,612

(Loss) income before other items	(18,428)	11,008	(78,405)	24,486
Income tax expense	(7,254)	(6,715)	(27,553)	(25,444)

(Loss) income from continuing operations	(25,682)	4,293	(105,958)	(958)
Discontinued operations:
Loss from operations	(400)	(13,421)	(14,567)	(71,787)
Gain (loss) on disposition, net	7,944	10,449	(19,190)	11,739

(Loss) income before gain on disposition of assets	(18,138)	1,321	(139,715)	(61,006)
Gain on disposition of assets, net	—	40,352	794	54,582

Net (loss) income	$(18,138)	$41,673	$(138,921)	$(6,424)
Non-controlling interests	(6,290)	(23,306)	(26,005)	(42,995)

Net (loss) income attributable to unconsolidated joint ventures	$(24,428)	$18,367	$(164,926)	$(49,419)

Net (loss) income at DDR’s ownership interests	$(1,014)	$21,774	$3,314	$33,512
Basis differences	2,290	(3,490)	3,505	1,738

Equity in net income of joint ventures	$1,276	$18,284	$6,819	$35,250

FFO at DDR’s ownership interests (B)	$12,306	$13,142	$49,409	$53,603

Operating FFO at DDR’s ownership interests (B)	$12,087	$12,982	$48,500	$54,220

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed balance sheets

	December 31, 2013	December 31, 2012
Land	$1,275,232	$1,569,548
Buildings	3,940,806	4,681,462
Fixtures and tenant improvements	266,851	244,293

	5,482,889	6,495,303
Less: Accumulated depreciation	(839,867)	(833,816)

	4,643,022	5,661,487
Land held for development and construction in progress (C)	116,088	348,822

Real estate, net	4,759,110	6,010,309
Cash and restricted cash	282,866	467,200
Receivables, including straight-line rent, net	101,003	99,098
Other assets, net	196,615	427,014

	$5,339,594	$7,003,621

Mortgage debt (D)	$3,282,643	$4,246,407
Notes and accrued interest payable to DDR	127,679	143,338
Other liabilities	245,368	342,614

	3,655,690	4,732,359
Redeemable preferred equity	71,771	154,556
Accumulated equity	1,612,133	2,116,706

	$5,339,594	$7,003,621

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	For the three-month period and year ended December 31, 2013, the Company’s proportionate share of impairment charges recorded was approximately $3.2 million and $10.6 million, respectively.

(B)	FFO and Operating FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Net (loss) income attributable to unconsolidated joint ventures	$(24.4)	$18.4	$(164.9)	$(49.4)
Depreciation and amortization of real estate investments	45.7	71.0	226.6	228.7
Impairment of depreciable real estate assets	26.7	9.6	93.2	57.2
(Gain) loss on sale of depreciable real estate	(7.9)	(50.7)	18.7	(65.1)

FFO	$40.1	$48.3	$173.6	$171.4

FFO at DDR ownership interests	$12.3	$13.1	$49.4	$53.6

Operating FFO at DDR’s ownership interests (1)	$12.1	$13.0	$48.5	$54.2

DDR joint venture distributions received, net	$6.3	$23.3	$25.0	$43.2

(1)	Excluded from Operating FFO is the Company’s proportionate share of net activity related to foreign currency adjustments, debt extinguishments gains and losses and other expenses as disclosed on page 9 of this press release in Note G.

(C)	The Company’s proportionate share of land held for development and construction in progress is as follows (in millions):

	December 31, 2013	December 31, 2012
Company’s proportionate share	$25.4	$100.9

(D)	Mortgage debt consists of the following (in millions):

	December 31, 2013	December 31, 2012
Company’s proportionate share	$630.1	$724.9
Non-recourse debt included above for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO	20.9	48.2

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

FFO Reconciliation

(In Millions, Except Per Share Information)

	4Q13	4Q12	FY13	FY12
Funds From Operations:
Net income (loss) attributable to common shareholders	$0.6	$(7.0)	$(43.1)	$(60.3)
Depreciation and amortization of real estate investments	107.1	63.6	314.7	242.8
Equity in net income of joint ventures	(1.3)	(18.3)	(6.8)	(35.2)
Impairment of depreciable joint venture investments	—	—	—	26.7
Joint ventures’ FFO	12.3	13.1	49.4	53.6
Non-controlling interests (OP Units)	0.1	—	0.2	0.2
Impairment of depreciable real estate assets, net of non-controlling interests	5.4	18.6	69.6	96.3
Gain on disposition of depreciable real estate, net	(4.0)	(8.2)	(11.5)	(11.7)

Funds From Operations Attributable to Common Shareholders	120.2	61.8	372.5	312.4
Write-off of preferred share original issuance costs	—	—	5.2	5.8
Preferred dividends	6.6	7.0	27.7	28.6

Funds From Operations	$126.8	$68.8	$405.4	$346.8

Funds From Operations Attributable to Common Shareholders
Reconciliation to Operating FFO:	$120.2	$61.8	$372.5	$312.4
Non-cash impairment charges - non-depreciable assets	1.4	2.1	4.0	30.2
Loss on debt retirement	—	—	—	13.5
Other expense, net - transaction costs, litigation costs, debt extinguishment costs, reserve for mezzanine note receivable and other expenses	2.0	10.7	6.1	18.9
Equity in net (income) loss of joint ventures - currency adjustments, debt extinguishment costs, transaction costs and other expenses	(0.2)	(0.2)	(0.9)	0.6
Non-cash (gain) loss on disposition of non-depreciable real estate, net	(0.1)	0.3	(0.3)	(5.5)
Non-cash (gain) loss on change in control and sale of interests	(18.8)	9.3	(19.9)	(70.8)
Non-cash loss on debt extinguishment - discontinued operations	—	—	—	0.2
Non-cash write-off of preferred share original issuance costs	—	—	5.2	5.8

Total non-operating items	(15.7)	22.2	(5.8)	(7.1)

Operating FFO Attributable to Common Shareholders	$104.5	$84.0	$366.7	$305.3

Per Share Information:
Funds From Operations - diluted	$0.33	$0.20	$1.13	$1.06
Operating FFO - diluted	$0.29	$0.27	$1.11	$1.03

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Additional Financial Disclosures

(In Millions, Except Per Share Information)

	4Q13	4Q12	FY13	FY12
Dividends / Payout Ratio:
Common share dividends and operating partnership interests - per share	$0.135	$0.12	$0.54	$0.48
Common share dividends and operating partnership interests - declared	$48.6	$37.2	$177.9	$141.3

Common dividend payout ratio (as % of OFFO)	46.5%	44.3%	48.5%	46.3%

Revenues:
DDR revenues	$259.2	$211.4	$911.2	$809.6
Joint venture & managed revenues (at 100%)	158.5	190.6	716.8	804.9

Total revenues (1)	$417.7	$402.0	$1,628.0	$1,614.5

G&A Expenses: (2)	$20.4	$19.8	$78.9	$75.4

G&A Expenses as % of Total Revenues:	4.9%	4.9%	4.8%	4.7%

Net Operating Income:
DDR net operating income	$185.0	$150.2	$649.1	$572.6
Joint venture net operating income (at 100%)	107.7	123.9	467.6	468.2

Total net operating income (1)	$292.7	$274.1	$1,116.7	$1,040.8

Real Estate at Cost:
DDR real estate at cost	$10,228.1	$8,639.1	$10,228.1	$8,639.1
Joint venture real estate at cost (at 100%)	5,599.0	6,844.1	5,599.0	6,844.1

Total real estate at cost	$15,827.1	$15,483.2	$15,827.1	$15,483.2

Non-Cash Disclosures (Income) / Expense:
Below-market rent revenue	$0.1	$—	$(0.1)	$(0.7)
Straight-line rent revenue	(1.4)	(1.2)	(5.6)	(4.1)
Joint venture straight-line rent revenue	(0.7)	(1.2)	(3.5)	(4.9)
DDR’s pro rata share of straight-line rent revenue	(0.1)	(0.1)	(0.6)	(0.8)
Straight-line ground rent expense	0.3	0.3	1.2	1.1
Stock compensation expense	1.8	1.6	7.4	6.4
Debt premium amortization revenue	(4.2)	(0.7)	(6.7)	(2.7)
Convertible debt accretion expense	2.8	2.6	10.8	10.9

(1)	Includes activities from discontinued operations.
(2)	The year ended December 31, 2013, excludes separation charges of $0.7 million.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

(In Millions)

	4Q13	4Q12
Debt / EBITDA - Consolidated
EBITDA:
Net income attributable to DDR	$7.2	$—

Adjustments:
Impairment charges	5.3	14.1
Depreciation and amortization	109.3	62.4
Depreciation attributable to non-controlling interests	(0.1)	(0.1)
Interest expense	63.7	54.1
Interest expense attributable to non-controlling interests	(0.1)	(0.1)
(Gain) loss on change in control and sale of interests	(18.8)	1.9
Other expenses, net	2.1	10.8
Equity in net income of joint ventures	(1.3)	(18.3)
Impairment of joint venture investments	1.0	—
Income tax expense	0.2	0.3
EBITDA adjustments from discontinued operations (1)	(2.4)	10.7
(Gain) loss on disposition of real estate, net	(0.1)	0.3

EBITDA before JVs	166.0	136.1
Pro rata share of JV FFO, net of interest expense	12.3	13.1
Pro rata share of JV currency adjustments, transaction costs and other	(0.2)	(0.2)

EBITDA Consolidated	$178.1	$149.0
EBITDA Consolidated - Annualized	$712.4	$596.0

Consolidated indebtedness	$5,294.7	$4,319.1
Non-controlling interests’ share of consolidated debt	(19.4)	(20.6)
Adjustment to reflect convertible debt at face value	21.3	32.1
Adjustment to reflect assumed debt at face value	(36.7)	(11.5)

Total consolidated indebtedness	5,259.9	4,319.1
Cash and restricted cash, net of non-controlling interests	(119.3)	(53.8)

Total Consolidated Indebtedness, net of cash	$5,140.6	$4,265.3

Debt / EBITDA - Consolidated	7.22	7.16

Debt / EBITDA - Pro rata
EBITDA before JVs	$166.0	$136.1
Pro rata share of JV EBITDA	24.8	24.4

EBITDA including Pro rata share of JVs	$190.8	$160.5
EBITDA including Pro rata Share of JVs - Annualized	$763.2	$642.0

Total consolidated indebtedness, net of cash	$5,140.6	$4,265.3
Pro rata share of JV debt (2)	629.5	723.8

Total pro rata indebtedness	5,770.1	4,989.1
Pro rata share of JV cash and restricted cash	(81.0)	(134.9)

Pro rata Indebtedness, net of cash	$5,689.1	$4,854.2

Debt / EBITDA - Pro rata	7.45	7.56

(1) Discontinued operations includes the following EBITDA adjustments:
Impairment charges	$0.5	$6.5
Interest expense, net	0.5	2.1
Depreciation and amortization	0.7	2.8
Gain on disposition of real estate, net	(4.0)	(0.7)
Other	(0.1)	—

	$(2.4)	$10.7

(2)	Includes $20.9 million and $48.2 million at December 31, 2013 and December 31, 2012, respectively, of the Company’s pro rata share of non-recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Significant Accounting Policies

Revenues

•	Percentage and overage rents are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.

•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.

•	Lease termination fees are included in other revenue and recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.

•	Consolidated base rental revenue includes income from ground leases of $26.5 million for the year ended December 31, 2013.

General and Administrative Expenses

•	General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the year ended December 31, 2013, the Company expensed $7.5 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.

•	General and administrative expenses also include executive property management compensation and related expenses. Direct compensation associated with property management services is reflected in operating and maintenance expenses.

Deferred Financing Costs

•	Costs incurred in obtaining long-term financing are included in deferred charges and are amortized on a straight-line basis over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.

Real Estate

•	Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	20 to 40 years
Building Improvements	5 to 20 years
Furniture/Fixtures and Tenant Improvements	Useful lives, which approximate lease terms, where applicable

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Significant Accounting Policies (Continued)

•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.

•	The Company accounts for the acquisition of a partner’s interest in an unconsolidated joint venture in which a change in control of the asset has occurred at fair value.

Capitalization

•	The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

Consolidated Capitalized Costs (In Millions)	4Q13	4Q12	FY13	FY12
Interest expense	$2.0	$3.4	$8.8	$13.3
Construction administration costs	$3.1	$2.7	$10.0	$9.3

•	Interest expense and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.

•	During the year ended December 31, 2013, the Company expensed $2.0 million in operating costs related to development projects that have been suspended.

Gains on Sales of Real Estate

•	Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

•	Gains or losses on the sales of operating shopping centers are generally reflected as discontinued operations.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Other Real Estate Information

Capital Expenditures

•	The Company incurred the following estimated leasing and maintenance capital expenditures (domestic only):

Capital Expenditures (In Millions)	Consolidated FY13	Unconsolidated at Pro rata FY13
Tenant Allowances, Landlord Work and Lease Commissions	$35.7	$4.3
Maintenance	8.0	0.6

Total Capital Expenditures	$43.7	$4.9

Per Square Foot of Owned GLA
Tenant Allowances, Landlord Work and Lease Commissions	$0.71	$0.84
Maintenance	0.16	0.11

Total Capital Expenditures	$0.87	$0.95

Undeveloped Land

•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.

•	At December 31, 2013, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $35 million.

Corporate Headquarters

•	The non-income producing portion of the Company’s corporate headquarters totals 0.2 million square feet with a cost basis of approximately $40 million at December 31, 2013.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Joint Venture Investment Summary (1)

($ and GLA In Millions; all Values at 100%)

Name	Partner	DDR Own. %	# of Operating Properties		GLA	ABR	Gross Asset Book Value	Debt

Unconsolidated Joint Ventures

DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%	27		8.7	$104.9	$1,550.7	$830.7

DDR Domestic Retail Fund I	Various Institutional Investors	20%	59		8.2	90.3	1,425.0	928.7

Sonae Sierra Brazil BV Sarl	Sonae Sierra, SGPS, SA	33.3% (2)	10		4.8	116.7	976.9	379.2	(3)

DDR-SAU Retail Fund, LLC	State of Utah	20%	27		2.4	24.8	309.4	180.0

BRE DDR Retail Holdings II	Blackstone Real Estate Partners VII	5%	7		1.7	26.2	298.4	242.5

DDR Markaz II, LLC	Kuwait Financial Centre	20%	13		1.6	16.1	198.0	138.9

BRE DDR Retail Holdings I	Blackstone Real Estate Partners VII	5%	14	(4)	2.1	17.7	172.2	112.6

Other Unconsolidated JV Interests	Various	Various	13		2.0	20.8	246.3	142.7

Coventry II Joint Ventures	Coventry II Fund	10% - 20%	25	(5)	3.5	33.5	422.1	327.3

Total Unconsolidated Joint Ventures			195		35.0	$451.0	$5,599.0	$3,282.6

(1)	DDR’s investment in JVs may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.
(2)	DDR has a 50% ownership interest in Sonae Sierra Brazil BV Sarl (“SSB BV Sarl”), a Luxembourg Company. SSB BV Sarl’s primary investments include a 66.7% (50.9 million shares) interest in Sonae Sierra Brasil S.A. (“SSB”), a public company principally engaged in the development and operation of shopping centers in Brazil (Sonae Sierra Brasil S.A. shares trade on the São Paulo Stock Exchange under the ticker symbol “SSBR3”), as well as a 25.87% direct ownership interest in the Parque Dom Pedro shopping center (“PDP”).
(3)	SSB BV Sarl holds $191.9 million of cash and short-term investments at December 31, 2013.
(4)	On October 1, 2013, the Company acquired sole ownership of a portfolio of 30 shopping centers owned by BRE DDR Retail Holdings I.
(5)	Includes 21 assets in which the Company does not have an economic interest. DDR does not manage the assets.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Statements of Operations

	Total Unconsolidated JVs (1)		DDR’s Pro rata Share (1)
	FY13	4Q13	4Q13
Revenues:
Minimum rents	$501.6	$113.0	$23.8
Percentage and overage rents	2.3	0.9	0.1
Recoveries from tenants	119.5	23.7	4.2
Other	69.0	19.2	5.9

	692.4	156.8	34.0

Expenses:
Operating and maintenance	(160.6)	(35.6)	(7.3)
Real estate taxes	(77.0)	(14.5)	(2.6)

Net operating income	454.8	106.7	24.1	(2)

Impairment charges	(86.3)	(26.7)	(5.3)
Depreciation and amortization expense	(222.8)	(46.6)	(7.8)
Interest expense	(224.1)	(51.8)	(9.2)

(Loss) income before other items	(78.4)	(18.4)	1.8
Income tax expense	(27.6)	(7.2)	(2.4)

Loss from continuing operations	(106.0)	(25.6)	(0.6)
Discontinued operations:
Loss from operations	(14.5)	(0.4)	—
(Loss) gain on disposition	(19.2)	7.9	1.7

(Loss) income before gain on disposition of assets	(139.7)	(18.1)	1.1
Gain on disposition of assets	0.8	—	—
Disproportionate share of income (loss)	—	—	(2.1	) (2) (3)

Net loss	$(138.9)	$(18.1)	$(1.0)
Non-controlling interests	(26.0)	(6.3)	(2.1)

Net loss attributable to unconsolidated joint ventures	$(164.9)	$(24.4)	$(3.1)

DDR ownership interests	$3.3	$(1.0)	$(1.0)
Amortization of basis differential	3.5	2.3	2.3

	$6.8	$1.3	$1.3

Funds From Operations:
Net loss attributable to unconsolidated joint ventures	$(164.9)	$(24.4)	$(3.1)
Depreciation of real property	226.6	45.7	7.3
Impairments of depreciable real estate	93.2	26.7	5.3
Loss (gain) on disposition of depreciable real estate	18.7	(7.9)	(1.7)
Disproportionate share of income	—	—	4.5	(3)

	$173.6	$40.1	$12.3

FFO at DDR ownership interests	$49.4	$12.3

Operating FFO at DDR ownership interests	$48.5	$12.1

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. Dollars using an average exchange rate for each period for revenues, expenses, gains and losses. The weighted-average exchange rate of the Brazilian Real to U.S. Dollar used for recording income was 2.14 for the year ended December 31, 2013 and 2.26 for the fourth quarter of 2013.
(2)	DDR’s pro rata share of NOI including discontinued operations, promoted equity structures and minority interests is $24.8 million for the fourth quarter of 2013.
(3)	Adjustments represent the effect of promoted equity structures and minority interests.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Balance Sheets

	Total Unconsolidated JVs (1)
	December 31, 2013		December 31, 2012

Land	$1,275.2		$1,569.5
Buildings	3,940.8		4,681.5
Fixtures and tenant improvements	266.9		244.3

	5,482.9		6,495.3
Less: Accumulated depreciation	(839.9)		(833.8)

	4,643.0		5,661.5
Land held for development and construction in progress	116.1		348.8

Real estate, net	4,759.1		6,010.3

Cash and restricted cash	282.9		467.2
Receivables, including straight-line rent, net	101.0		99.1
Other assets, net	196.6		427.0

	$5,339.6		$7,003.6

Mortgage debt	$3,282.6	(2)	$4,246.4	(2)
Notes and accrued interest payable to DDR	127.7		143.3
Other liabilities	245.4		342.6

	3,655.7		4,732.3
Redeemable preferred equity	71.8		154.6
Accumulated equity	1,612.1		2,116.7

	$5,339.6		$7,003.6

	DDR’s Pro rata Share (1)
	December 31, 2013		December 31, 2012

Land	$234.1		$258.8
Buildings	800.8		828.7
Fixtures and tenant improvements	64.4		52.0

	1,099.3		1,139.5
Less: Accumulated depreciation	(174.5)		(171.8)

	924.8		967.7
Land held for development and construction in progress	25.4		100.9

Real estate, net	950.2		1,068.6

Cash and restricted cash	81.0		134.9
Receivables, including straight-line rent, net	27.5		24.4
Other assets, net	32.3		49.6
Disproportionate share of equity	63.4	(3)	126.8	(3)

	$1,154.4		$1,404.3

Mortgage debt	$630.1	(2)	$724.9	(2)
Notes and accrued interest payable to DDR	13.0		13.0
Other liabilities	57.2		69.5

	700.3		807.4
Redeemable preferred equity	71.8		154.6

	772.1		962.0
Accumulated equity	387.0		462.4
Disproportionate share of equity	(4.7	) (3)	(20.1	) (3)

	$1,154.4		$1,404.3

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. Dollars using the exchange rate at each balance sheet date for assets and liabilities. The exchange rate of the Brazilian Real to U.S. Dollar used for recording the balance sheets was 2.35 and 2.05 as of December 31, 2013 and December 31, 2012, respectively.
(2)	Includes approximately $149.1 million and $295.7 million of non-recourse mortgage debt at December 31, 2013 and December 31, 2012, respectively, of which the Company’s prorata share is $20.9 million and $48.2 million, respectively, associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.
(3)	Adjustments represent the effect of promoted equity structures and minority interests.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Property Acquisitions

($ in Millions, GLA and Demographics In Thousands)

Date	Location	Property	DDR Own. %	Total GLA	Aggregate Pro rata Price		Trade Area
							Population	Avg. HH. Income	Anchors

2/13	Oakland, CA	Whole Foods at Bay Place	100%	57.2	$41.1		426	$85	Whole Foods

3/13	Dallas, TX	The Marketplace at Highland Village	100%	406.1	40.3		237	101	Walmart, T.J. Maxx, L.A. Fitness, HomeGoods, Office Depot, Petco

4/13	Various	Portfolio of 5 former DDRTC assets	100%	1,280.7	93.9	(1)	330	74	Walmart, Target, Costco, Home Depot, T.J. Maxx, Ross Dress for Less, PetSmart, The Fresh Market, Pier 1 Imports

6/13	Colorado Springs, CO (2)	Barnes & Noble Chapel Hills East	100%	42.1	6.8		295	80	Best Buy, Whole Foods, DSW, OfficeMax, Pep Boys, Old Navy

6/13	Atlanta, GA (2)	Hobby Lobby Newnan Crossing	100%	66.4	4.9		267	72	Walmart, Lowe’s, Hobby Lobby

7/13	Atlanta, GA	Cumming Town Center	100%	311.4	62.5		325	97	T.J. Maxx/HomeGoods, Dick’s Sporting Goods, Best Buy, Ashley Furniture, Old Navy, Ulta, Petco, Staples

7/13	Orlando, FL	Winter Garden Village	100%	1,122.3	196.0		432	89	Target, Lowe’s, Bealls, Marshalls/HomeGoods, Best Buy, Ross Dress for Less, Sports Authority, Jo-Ann, Bed Bath & Beyond, World Market, Petsmart, Barnes & Noble, Ulta, L.A. Fitness, Old Navy, Staples

8/13	Various	Portfolio of 7 Assets with Blackstone	5%	2,404.0	16.6	(3)	310	75	Target, Walmart, Best Buy, Ross Dress for Less, Wegmans, Dick’s Sporting Goods, Petco, The Fresh Market

10/13	Various	Portfolio of 30 former Blackstone assets	100%	11,800.0	1,468.3	(4)	543	91	Walmart, Target, T.J. Maxx, Kohl’s PetSmart, Bed Bath & Beyond, Dick’s Sporting Goods

Total Acquisitions				17,490.2	$1,930.4

Total Acquisitions - Q4 2013				11,800.0	$1,468.3

(1)	DDR acquired its partner’s 85% ownership interest in these assets.
(2)	DDR acquired additional parcels adjacent to existing shopping centers.
(3)	The listed price represents DDR’s 5% common equity interest. The transaction also includes a preferred equity investment of $30 million.
(4)	DDR acquired its partner’s 95% ownership interest in these assets.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Property Dispositions

($ in Millions, GLA and Demographics In Thousands)

Date	Location	Joint Venture	DDR Own. %	Total GLA	Gross Price	Relinquished Debt	Trade Area
							Population	Avg. HH. Income	Anchors
1/13	Pittsburgh, PA		100%	10.9	$3.1	$—	556	$64
2/13	Chesterfield, MI		100%	26.0	1.1	—	271	72
2/13	Cary, NC		100%	29.2	3.7	—	305	90	hhgregg
3/13	Duluth, GA		100%	20.0	2.0	—	433	83	So Good Bridal & Beauty
3/13	Ocala, FL		100%	93.3	3.5	—	52	54
3/13	Various	Coventry II	20%	779.9	14.5	13.8	—	—
3/13	Lakeland, FL		100%	81.9	7.0	—	163	56	Burlington Coat Factory
3/13	Lakeland, FL		100%	102.6	4.3	—	171	62	Winn Dixie
4/13	Two Walgreens		100%	27.8	7.2	—	687	56	Walgreens
5/13	Marietta, GA		100%	40.0	2.0	—	590	89
6/13	Two Rite Aids		100%	21.8	4.7	—	176	70	Rite Aid
6/13	Scottsboro, AL		100%	40.6	3.7	—	18	51	Burke’s Outlet
6/13	Woodruff, SC		100%	13.8	2.7	—	19	54	Rite Aid
6/13	Snellville, GA		100%	10.6	1.9	—	228	88	Rite Aid
6/13	Orlando, FL	DDRTC	15%	78.6	5.1	—	334	70	Big Lots, Staples
6/13	Duluth, GA		100%	99.0	8.1	—	427	83
6/13	Kennesaw, GA		100%	72.1	7.4	—	343	86	JCPenney
6/13	Westland, MI	Coventry II	20%	50.0	0.3	0.2	466	72
6/13	Broomfield, CO		100%	252.2	20.3	—	255	94	Best Buy
7/13	Cheektowaga, NY		100%	10.9	3.2	—	575	56	Rite Aid
7/13	Lawrenceville, GA		100%	9.5	1.7	—	355	83	Rite Aid
7/13	Erie, PA		100%	10.9	0.9	—	169	57	Family Dollar
8/13	Hamburg, NY		100%	29.5	5.6	—	249	71	Pier 1 Imports
8/13	Ogden, UT		100%	161.8	10.4	—	181	63	Harmons
8/13	Grand Prairie, TX		100%	60.8	6.3	—	450	68	Kroger
9/13	Largo, FL		25%	116.8	7.0	—	353	62
9/13	Wilson, NC		100%	73.1	4.9	—	60	53	Big Lots
9/13	Allentown, PA		100%	112.2	10.6	—	342	66	BJ’s Wholesale Club
9/13	Various	DDRTC	15%	206.3	30.4	21.3	304	121	Kohl’s, Michaels, Staples
9/13	Cincinnati, OH	Coventry II	20%	748.7	29.9	29.9	665	80	Dillard’s
9/13	Louisville, KY	Coventry II	20%	49.4	3.6	3.6	339	59
9/13	Durham, NC		100%	208.0	4.0	—	200	61	Burlington Coat Factory
9/13	Jacksonville, FL		100%	219.7	6.1	—	150	50	JCPenney, Winn Dixie
9/13	E. Norriton, PA		100%	178.7	9.8	—	284	109	Aldi, Big Lots, Kmart
10/13	Asheville, NC		100%	117.5	8.9	—	118	66	Babies “R” Us, Bi-Lo
11/13	Waterbury, CT	DDRTC	15%	382.9	41.0	37.5	229	74	Walmart, Staples, Stop & Shop
11/13	Greensboro, NC		100%	112.0	9.0	—	225	63	Harris Teeter
11/13	Mesa, AZ	Coventry II	20%	53.0	6.1	6.1	467	72
11/13	Erie, PA		100%	10.9	0.8	—	179	55	Family Dollar
11/13	Monroeville, PA		100%	10.9	1.6	—	297	61	Goodwill
12/13	Crystal River, FL		100%	169.1	6.5	—	125	52	Bealls, Bealls Outlet, Sibex Electronics
12/13	Various	DDRTC	15%	246.0	21.3	14.3	68	56	Best Buy, Burke’s Outlet, Dick’s
12/13	Erie, PA		100%	10.9	2.5	—	174	55	Rite Aid
12/13	Erie, PA		100%	10.9	0.9	—	174	57	Family Dollar
12/13	Indian Trail, NC		100%	102.4	8.0	—	142	87	Food Lion
12/13	Carlisle, PA	DDRTC	15%	378.9	34.2	35.9	61	73	Regal Cinemas, Ross, T.J. Maxx
12/13	Washington, NC		100%	80.6	4.5	—	29	49	Burke’s Outlet, Office Depot
12/13	Tonawanda, NY		100%	222.3	24.0	—	261	63	Grossman’s Bargain Outlet, Tops Market
12/13	Greece, NY		100%	75.9	5.4	—	322	55	Jo-Ann, PetSmart
	Land		100%	—	21.5	—

Total Dispositions				6,030.8	$433.2	$162.6

Total Dispositions - Q4 2013				1,984.2	$184.4	$93.8

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Consolidated Land Held for Development and Construction in Progress

($ In Millions, GLA In Thousands of SF)

	As of December 31, 2013			2013 Activity
	Land	CIP	Total	Net Expenditures YTD	Placed In Service YTD
Ground up Development Projects in Progress	$33.1	$43.8	$76.9	$19.2	$33.9
Ground up Development Projects Primarily on Hold	150.0	101.2	251.2	(1.2)	—
Substantially Completed Projects Pending Lease Up	26.9	32.1	59.0	1.1	5.9
Redevelopment Projects	20.4	41.0	61.4	111.2	121.5
Leasing Capital Expenditures	—	4.5	4.5	35.7	35.3

	$230.4	$222.6	$453.0	$166.0	$196.6

Significant Wholly-Owned and Consolidated Development Projects in Progress

Location	Project	Est. Initial Anchor Opening	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Merriam, KS	Merriam Village	3Q14	69.8	59.8	$18.7	$11.3	$—	IKEA
Seabrook, NH	Seabrook Town Center	2Q14	364.5	165.0	75.1	56.3	—	Walmart, Dick’s Sporting Goods, PetSmart, Michaels, Ulta
Charlotte, NC	Belgate	2Q13	889.7	186.2	23.8	43.2	33.9	Walmart, IKEA, Hobby Lobby, Ulta, Marshalls, World Market, PetSmart, Old Navy, Shoe Carnival

Total			1,324.0	411.0	$117.6	$110.8	$33.9

Total Land Held for Development and CIP for Ground Up Developments in Progress at December 31, 2013:							$76.9

Significant Consolidated Redevelopment Projects

Location	Project	Est. Total GLA (2)	Est. Owned GLA(2)	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Phoenix, AZ	Ahwatukee Foothills Town Centre	203.6	203.6	$14.4	$7.4	$7.2	Sprouts Farmers Market, Michaels, Marshalls, Roomstore, PetSmart
Tampa, FL	Lake Walden Square	115.7	108.7	14.0	9.5	9.5	Ross Dress for Less, Marshalls, Michaels, PetSmart
Atlanta, GA	Sandy Plains Village	145.6	142.6	11.9	11.2	10.4	Walmart Neighborhood Market, Movie Tavern
Chicago, IL	Brookside Marketplace	76.4	72.3	11.8	12.1	9.8	Ross Dress for Less, T.J. Maxx, Pier 1 Imports
Lansing, MI	Marketplace at Delta Township	38.6	38.6	5.8	4.3	3.2	Ulta, Five Below, Lane Bryant, Maurice’s
Charlotte, NC	Cotswold Village	56.5	56.5	4.3	2.1	1.8	World Market, Ulta, Panera, Carter’s
Columbus, OH	Easton Market	128.0	128.0	6.5	5.9	5.8	Nordstrom Rack, Carters, Tilly’s
San Juan, PR	Plaza Del Sol	172.5	172.5	64.4	22.7	18.6	Food court, Victoria’s Secret, Bath & Body Works, Sketchers, Aeropostale
Fajardo, PR	Plaza Fajardo	36.3	36.3	8.8	5.6	5.3	PetSmart, Shoe Carnival
Salt Lake City, UT	Family Center at Ft. Union	127.7	123.7	14.0	13.0	12.8	Dick’s Sporting Goods, Gordman’s
Richmond, VA	Bermuda Square	137.9	71.2	14.1	0.6	—	Martin’s Food Store, Petco

Total		1,238.8	1,154.0	$170.0	$94.4	$84.4

CIP for projects listed above:						$10.0
CIP for other Redevelopment Projects:						51.4

Total amount included in CIP at December 31, 2013 for Redevelopment Projects:						$61.4

(1)	Includes receipts and expected future reductions from land sales and reimbursements.
(2)	Includes only the expansion or redevelopment GLA.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Joint Venture Land Held for Development and Construction in Progress

($ In Millions, GLA In Thousands of SF)

	As of December 31, 2013			2013 Activity
	Land	CIP	Total	Net Expenditures YTD	Placed In Service YTD
Ground up Development Projects in Progress	$1.4	$34.0	$35.4	$117.9	$348.2
Land Held for Development	52.4	2.9	55.3	2.9	—
Redevelopment Projects	10.2	5.2	15.4	45.1	32.6
Leasing Capital Expenditures	—	10.0	10.0	45.7	43.2

Total	$64.0	$52.1	$116.1	$211.6	$424.0

Significant Joint Venture Development Projects in Progress

Location	Project Name	DDR’s Effective Own. %	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Goiania, Brazil	Passeio Das Aguas	33.3%	881.2	881.2	$199.0	$213.2	$182.2	Bretas, Cinemark, C&A, Riachuelo, Renner, Etna, Strike Boliche, Magic Games, Anhanguera Educacional
Londrina, Brazil	Boulevard Londrina	29.5%	521.6	521.6	165.3	168.9	164.5	Walmart, Cinemark, Renner, Magazine Luiza, Kalunga, Luigi Bertolli, Saraiva, Centuaro, Memove, M, PB Kids, Strike Boliche

Total			1,402.8	1,402.8	$364.3	$382.1	$346.7

Total Land Held for Development and CIP for Ground Up Developments in Progress at December 31, 2013:							$35.4

Significant Joint Venture Redevelopment Projects

Location	Project Name	DDR’s Effective Own. %	Est. Total GLA (2)	Est. Owned GLA (2)	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Atlanta, GA	Newnan Pavilion	15.0%	110.3	110.3	$9.6	$8.4	$6.9	Academy Sports, Five Below, Jo-Ann
Greensboro, NC	Wendover Village	20.0%	104.8	104.8	6.8	3.3	1.1	Golfsmith, Bed Bath & Beyond, T.J. Maxx, Five Below

Total			215.1	215.1	$16.4	$11.7	$8.0

CIP for projects listed above:							$3.7
CIP for other Redevelopment Projects:							11.7

Total amount included in CIP at December 31, 2013 for Redevelopment Projects:							$15.4

(1)	Includes receipts and expected future reductions from land sales and reimbursements.
(2)	Includes only the expansion or redevelopment GLA.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Ground up Development Projects Primarily on Hold

MSA (Location)	DDR’s Own. %	Total Acreage

Ukiah (Mendocino), CA	50%	65.7

New Haven (Guilford), CT	100%	24.8

Orlando (Lee Vista), FL	100%	74.3

Atlanta (Douglasville), GA	100%	28.5

Chicago (Grayslake), IL	50%	106.0

Gulfport, MS	100%	86.2

Raleigh (Apex), NC	100%	38.3

Isabela, Puerto Rico	80%	11.1

Toronto (East Gwillimbury - Hwy 404/Greenlane East), CAN	50%	30.7

Toronto (East Gwillimbury - Hwy 404/Greenlane West), CAN	50%	28.8

Togliatti, Russia	75%	61.2

Other Misc. Land (5 sites)	100%	Various

		562.7

(In Millions)
Total Basis in Ground Up Development Projects Primarily on Hold at December 31, 2013:	$251.2	(1)

(1)	Includes partners’ ownership interests of $46.0 million.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Portfolio Summary

(GLA In Millions)

Shopping Centers
Operating Centers	416
Owned GLA (Pro Rata)	83.4 (59.1)
Ground Lease GLA (Pro Rata)	6.3 (5.0)
Additional Unowned GLA	26.1
Base Rent PSF (1)	$14.18
Leased Rate (at 100%)	95.1%
Commenced Rate (at 100%)	93.7%
Leased Rate (at Pro Rata)	95.6%

Prime Portfolio
Operating Centers	298
Owned GLA (Pro Rata)	70.3 (51.1)
Ground Lease GLA (Pro Rata)	5.8 (4.7)
Additional Unowned GLA	24.1
Base Rent PSF (1)	$14.86
Leased Rate (at 100%)	96.2%
% of Total NOI (T12)	91.6%

Brazil Portfolio
Operating Centers	10
Owned GLA (Pro Rata)	4.6 (1.3)
Ground Lease GLA (Pro Rata)	0.2 (0.1)
Additional Unowned GLA	0.2
Base Rent PSF (1)	$32.54
Leased Rate (at 100%)	96.5%
% of Pro Rata NOI (T12)	4.5%

Puerto Rico Portfolio
Operating Centers	15
Owned GLA	4.1
Ground Lease GLA	0.7
Additional Unowned GLA	0.3
Base Rent PSF	$19.49
Leased Rate (at 100%)	96.4%
% of Pro Rata NOI (T12)	12.7%

Quarterly Same Store NOI (2)

($ In Millions)

At 100%	4Q13	4Q12	Change
Same Store NOI	$238.0	$230.3	3.4%
Non Same Store NOI	42.9	21.4

	$280.9	$251.7

Reconciliation to Income Statement

	4Q13	4Q12
Consolidated at 100%
Revenues	$256.8	$202.8
Fee Income	(9.0)	(10.6)
Other Revenues	(0.2)	(0.5)
Operating & Maintenance	(37.8)	(31.8)
Real Estate Taxes	(35.6)	(26.9)

	$174.2	$133.0
Unconsolidated at 100%
Revenues	$156.8	$178.7
Operating & Maintenance	(35.6)	(40.0)
Real Estate Taxes	(14.5)	(20.0)

	$106.7	$118.7

Total NOI at 100%	$280.9	$251.7

At DDR Share	4Q13	4Q12	Change
Same Store NOI	$168.0	$162.9	3.1%
Non Same Store NOI	30.0	(5.8)

	$198.0	$157.1

Reconciliation to Income Statement

	4Q13	4Q12
Consolidated at DDR Share
Consolidated at 100%	$174.3	$133.0
JV Share of Cons. NOI	(0.4)	(0.4)

	$173.9	$132.6

Unconsolidated at DDR Share
Revenues	$34.0	$34.8
Operating & Maintenance	(7.3)	(7.3)
Real Estate Taxes	(2.6)	(3.0)

	$24.1	$24.5

Total NOI at DDR Share	$198.0	$157.1

(1)	Exchange rate: US$1.00 = R$2.13
(2)	Excludes development, redevelopment, straight line rental income and expenses, lease termination income, FMV of leases and provisions for uncollectible amounts and/or recoveries thereof; includes assets owned in comparable periods (15 months for quarter comparisons).

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

	Lease Expiration Schedule (at 100%)
	Greater than 10,000 SF				Less than 10,000 SF
		ABR	Rent	% of		ABR	Rent	% of
Year	Leases	(mil)	PSF	ABR	Leases	(mil)	PSF	ABR
2014	119	$38.5	$9.64	3.6%	1,348	$71.8	$27.91	6.7%
2015	215	69.5	10.45	6.5%	1,079	60.5	23.72	5.7%
2016	242	81.0	11.31	7.6%	1,134	68.1	24.97	6.4%
2017	229	87.3	10.65	8.2%	1,123	67.8	27.13	6.3%
2018	223	77.3	10.98	7.2%	1,274	73.9	25.37	6.9%
2019	181	71.7	11.02	6.7%	241	18.0	22.51	1.7%
2020	74	25.9	10.37	2.4%	132	10.9	22.40	1.0%
2021	104	43.2	10.61	4.0%	168	13.5	24.12	1.3%
2022	110	46.9	11.12	4.4%	198	16.8	24.55	1.6%
2023	120	42.3	10.85	4.0%	195	17.2	21.92	1.6%

2014-2023	1,617	$583.6	$10.70	54.6%	6,892	$418.5	$24.46	39.1%
Total Rent Roll	1,724	$632.5	$10.83	59.1%	7,209	$436.9	$25.12	40.9%

Annual Metrics (at 100%)
Period Ending	Centers	Leased Rate	ABR PSF
YE 2013	416	95.1%	$14.18
YE 2012	452	94.2%	13.66
YE 2011	432	93.6%	13.81
YE 2010	487	92.6%	13.36
YE 2009	544	91.4%	13.01
YE 2008	621	92.7%	12.60
YE 2007	628	96.0%	12.54
YE 2006	379	96.1%	11.90
YE 2005	379	96.3%	11.30
YE 2004	373	95.4%	11.13
YE 2003	274	95.1%	10.82
YE 2002	189	95.9%	10.58
YE 2001	192	95.4%	10.03
YE 2000	190	96.9%	9.66
YE 1999	186	95.7%	9.20
YE 1998	159	96.5%	8.99
YE 1997	123	96.1%	8.49
YE 1996	112	94.8%	7.85
YE 1995	106	96.3%	7.60
YE 1994	84	97.1%	5.89
YE 1993	69	96.2%	5.60
YE 1992	53	95.4%	5.37

Leased Rate Breakdown (at 100%)
SF	Leased Rate	% of GLA	% of Vacancy

< 5,000	86.6%	16.0%	43.6%
5,000-9,999	89.8%	8.8%	18.1%
> 10,000	97.5%	75.2%	38.3%

Total	95.1%	100.0%	100.0%

Portfolio Concentration (at 100%)
	% of ABR	MSF	% of GLA
Brazil	10.4%	4.8	5.3%
Florida	9.6%	9.6	10.7%
Georgia	8.2%	8.6	9.6%
Puerto Rico	7.6%	4.8	5.3%
Ohio	6.9%	7.1	7.9%
North Carolina	6.7%	6.0	6.7%
New York	5.9%	7.2	8.1%
New Jersey	4.3%	3.2	3.6%
Illinois	3.3%	2.2	2.5%
California	2.9%	2.0	2.2%

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Leasing Summary - 4Q 2013

($, GLA In Thousands, Except Per Square Foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Comparable”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

Fourth Quarter 2013 at 100%
	# of Leases	GLA	New Rent		Prior Rent		Comp Space Spread	Wtd Avg Term (Yrs)	TA PSF
			Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent
New Leases

Comparable	78	275	$20.86	$5,737	$18.32	$5,038	13.9%	7.9	$16.28

Non-comp	102	567	16.54	9,378	N/A	N/A	N/A	9.6	17.79

New Leases - Total	180	842	17.95	15,115	N/A	N/A	13.9%	9.1	17.29

Renewals	204	1,652	13.56	22,401	12.55	20,733	8.0%	4.8	0.00

Total	384	2,494	$15.04	$37,516	$13.37	$25,771	9.2%	6.2	$5.85

Fourth Quarter 2013 at Pro Rata Share
	# of Leases	GLA	New Rent		Prior Rent		Comp Space Spread	Wtd Avg Term (Yrs)	TA PSF
			Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent
New Leases

Comparable	78	168	$20.70	$3,478	$17.15	$2,881	20.7%	7.9	$22.93

Non-comp	102	433	17.95	7,772	N/A	N/A	N/A	10.3	20.52

New Leases - Total	180	601	18.72	11,250	N/A	N/A	20.7%	9.7	21.20

Renewals	204	1,241	13.19	16,369	12.22	15,165	7.9%	4.9	0.00

Total	384	1,842	$14.99	$27,619	$12.81	$18,046	10.0%	6.4	$6.93

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Leasing Summary - YTD 2013

($, GLA In Thousands, Except Per Square Foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Comparable”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

YTD 2013 at 100%
	# of Leases	GLA	New Rent		Prior Rent		Comp Space Spread	Wtd Avg Term (Yrs)	TA PSF
			Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent
New Leases

Comparable	355	1,288	$19.60	$25,245	$17.47	$22,501	12.2%	8.0	$15.72

Non-comp	423	2,145	15.20	32,604	N/A	N/A	N/A	8.4	15.44

New Leases - Total	778	3,433	16.85	57,849	N/A	N/A	12.2%	8.3	15.54

Renewals	941	6,839	14.11	96,498	13.14	89,864	7.4%	5.0	0.00

Total	1,719	10,272	$15.03	$154,347	$13.83	$112,365	8.3%	6.1	$5.27

YTD 2013 at Pro Rata Share
	# of Leases	GLA	New Rent		Prior Rent		Comp Space Spread	Wtd Avg Term (Yrs)	TA PSF
			Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent
New Leases

Comparable	355	768	$19.70	$15,130	$17.14	$13,164	14.9%	8.1	$19.30

Non-comp	423	1,522	16.07	24,458	N/A	N/A	N/A	8.6	15.49

New Leases - Total	778	2,290	17.29	39,588	N/A	N/A	14.9%	8.4	16.74

Renewals	941	4,201	14.05	59,024	13.06	54,865	7.6%	5.1	0.00

Total	1,719	6,491	$15.19	$98,612	$13.69	$68,029	8.9%	6.2	$6.03

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Net Effective Rents Related to Leased Space (Owned Properties)

Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.

(GLA In Thousands)	4Q13	YTD Total / Average

Number of lease transactions executed	384	1,719
Rentable square footage leased	2,494	10,272
Square footage of renewal deals	1,652	6,839
Square footage of new deals	842	3,433

New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$18.95	$17.86
Tenant allowance	(1.91)	(1.87)
Landlord work	(1.22)	(1.49)
Third party leasing commissions	(0.29)	(0.32)

Equivalent net effective rent	$15.53	$14.18

Weighted average term in years	8.9	8.2

Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$13.68	$14.60
Tenant allowance	—	—
Landlord work	—	—
Third party leasing commissions	—	—

Equivalent net effective rent	$13.68	$14.60

Weighted average term in years	4.8	5.1

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Top 50 Tenants Ranked by Base Rental & Ground Lease Revenue

($ and GLA In Millions)

		# of Units		ABR			GLA			Credit Ratings (S&P/Moody’s/Fitch)
Tenant		Owned	Total	at 100%	% of Total	Pro Rata	at 100%	% of Total	Pro Rata
1	Walmart [1]	33	76	$31.5	2.8%	$26.6	4.8	5.4%	4.2	AA / Aa2 / AA
2	TJX Companies [2]	91	92	30.2	2.7%	24.5	2.9	3.2%	2.3	A+ / A3 / NR
3	Bed Bath & Beyond [3]	77	78	27.0	2.4%	21.5	2.2	2.5%	1.7	BBB+ / NR / NR
4	PetSmart	84	85	25.4	2.3%	20.7	1.8	2.0%	1.4	BB+ / NR / NR
5	Kohl’s	36	45	22.5	2.0%	17.2	3.2	3.6%	2.4	BBB+ / Baa1 / BBB+
6	Dick’s Sporting Goods [4]	34	34	19.6	1.7%	13.6	1.6	1.8%	1.2	NR
7	Ross Stores [5]	59	59	18.6	1.7%	12.8	1.8	2.0%	1.2	A- / NR / NR
8	Office Depot [6]	65	68	18.2	1.6%	13.9	1.5	1.7%	1.1	B- / B2 / NR
9	Best Buy	31	36	18.2	1.6%	14.5	1.3	1.4%	1.1	BB / Baa2 / BB-
10	Michaels	62	62	17.2	1.5%	13.1	1.5	1.7%	1.1	B / B3 / NR
11	Publix	39	42	16.4	1.5%	4.2	1.8	2.0%	0.5	NR
12	AMC Theatres	9	10	16.3	1.5%	11.4	0.7	0.8%	0.5	B / NR / NR
13	Kroger [7]	35	36	15.0	1.3%	6.6	1.9	2.1%	0.8	BBB / Baa2 / BBB
14	Gap [8]	56	56	14.4	1.3%	11.6	0.9	1.0%	0.7	BBB- / Baa3 / BBB-
15	Lowe’s	14	35	12.0	1.1%	11.3	1.8	2.0%	1.7	A- / A3 / NR
16	Jo-Ann	37	37	11.7	1.0%	9.7	1.1	1.2%	0.9	B / Caa1 / NR
17	Barnes & Noble	27	29	11.0	1.0%	9.0	0.7	0.8%	0.6	NR
18	Ascena [9]	99	99	10.8	1.0%	8.3	0.6	0.7%	0.4	NR
19	Cinemark	15	15	10.8	1.0%	8.2	0.8	0.9%	0.6	BB- / NR / NR
20	Regal Cinemas	12	13	10.5	0.9%	8.1	0.7	0.8%	0.6	B+ / B1 / B+
21	Ulta	43	44	10.2	0.9%	7.9	0.5	0.6%	0.3	NR
22	Toys “R” Us 10	28	33	9.6	0.9%	8.2	1.1	1.2%	0.9	B- / B2 / CCC
23	Sports Authority	18	19	9.6	0.9%	9.2	0.7	0.8%	0.7	B- / B3 / NR
24	Dollar Tree Stores	88	90	9.3	0.8%	6.5	0.9	1.0%	0.6	NR
25	Home Depot	10	38	9.2	0.8%	9.0	1.1	1.2%	1.0	A / A2 / A-

	Top 25 Tenants	1,102	1,231	$405.2	36.1%	$307.6	37.9	42.3%	28.5

26	Tops Markets	12	12	$9.1	0.8%	$4.8	0.8	0.9%	0.4	B / NR / NR
27	Staples	32	33	9.0	0.8%	6.8	0.7	0.8%	0.5	BBB / Baa2 / BBB
28	Petco	34	36	8.4	0.7%	5.8	0.5	0.6%	0.3	B / B3 / NR
29	DSW	21	21	7.9	0.7%	6.4	0.5	0.6%	0.4	NR
30	Party City	39	40	7.4	0.7%	5.7	0.5	0.6%	0.4	NR / B3 / NR
31	Sears [11]	19	20	6.7	0.6%	4.9	1.7	1.9%	1.2	CCC+ / Caa1 / CCC
32	Pier 1 Imports	32	35	6.5	0.6%	4.9	0.3	0.3%	0.2	NR
33	Hobby Lobby	17	19	6.4	0.6%	4.7	0.9	1.0%	0.7	NR
34	hhgregg	19	19	6.1	0.5%	4.6	0.6	0.7%	0.4	NR
35	Beall’s	18	18	5.6	0.5%	3.2	0.8	0.9%	0.5	NR
36	LA Fitness	9	10	5.5	0.5%	4.4	0.4	0.4%	0.4	NR
37	Whole Foods	5	5	5.3	0.5%	4.6	0.3	0.3%	0.2	BBB- / NR / NR
38	Famous Footwear	37	37	5.1	0.5%	4.2	0.3	0.3%	0.2	B+ / B / BB+
39	Giant Eagle	6	6	4.9	0.4%	3.2	0.5	0.6%	0.3	NR
40	Royal Ahold [12]	7	8	4.9	0.4%	2.8	0.4	0.4%	0.2	BBB / Baa3 / BBB
41	Gamestop	101	101	4.8	0.4%	3.8	0.2	0.2%	0.1	NR
42	Shoe Carnival	29	29	4.4	0.4%	3.1	0.3	0.3%	0.2	NR
43	Panera	34	34	4.4	0.4%	2.8	0.2	0.2%	0.1	NR
44	Nordstrom Rack	7	7	4.4	0.4%	3.4	0.3	0.3%	0.2	A- / Baa1 / A-
45	Burlington Coat Factory	10	10	4.2	0.4%	3.5	0.8	0.9%	0.6	NR / B2 / NR
46	Five Below	32	32	4.2	0.4%	3.6	0.3	0.3%	0.2	NR
47	Rainbow Apparel [13]	37	37	4.1	0.4%	3.9	0.2	0.2%	0.2	NR
48	AT&T	46	46	4.1	0.4%	3.3	0.1	0.1%	0.1	A- / A3 / A
49	Stein Mart	17	17	4.0	0.4%	2.4	0.6	0.7%	0.3	NR
50	Hallmark	46	46	4.0	0.4%	2.9	0.2	0.2%	0.2	NR

	Tenants 26-50	666	678	$141.4	12.6%	$103.7	12.4	13.8%	8.5

	Top 50 Tenants	1,768	1,909	$546.6	48.7%	$411.3	50.3	56.1%	37.0

	Total Portfolio			$1,122.7	100.0%	$788.0	89.7	100.0%	64.1

(1)	Walmart (26) / Sam’s Club (5) / Neighborhood Market (2)
(2)	T.J. Maxx (43) / Marshalls (34) / Homegoods (14)
(3)	Bed Bath & Beyond (49) / World Market (19) / buybuy Baby (8) / CTS (1)
(4)	Dick’s Sporting Goods (32) / Golf Galaxy (2)
(5)	Ross Dress For Less (56) / dd’s Discounts (3)
(6)	Office Depot (17) / OfficeMax (48)
(7)	Kroger (28) / Harris Teeter (6) / King Soopers (1)
(8)	Gap (3) / Old Navy (50) / Banana Republic (3)
(9)	Catherine’s (10) / Dress Barn (26) / Justice (25) / Lane Bryant (27) / Maurice’s (11)
(10)	Toys “R” Us (6) / Babies “R” Us (17) / Toys-Babies Combo (5)
(11)	Sears (3) / Kmart (16)
(12)	Stop & Shop (3) / Martin’s (2) / Others (2)
(13)	Rainbow (22) / 5-7-9 (6) / Marianne (9)

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Total Market Capitalization

(In Millions)

	December 31, 2013		December 31, 2012
	Amount	% of Total	Amount	% of Total

Common Shares Equity	$5,527.4	49%	$4,940.3	51%
Perpetual Preferred Stock	405.0	4%	405.0	4%

	5,932.4	53%	5,345.3	55%

Unsecured Credit Facilities	29.1	0%	147.9	2%
Unsecured Term Loan	350.0	3%	350.0	4%
Unsecured Public Debt	2,775.4	25%	2,179.2	22%
Secured Term Loan	400.0	4%	400.0	4%
Fixed Rate Mortgage Debt	1,627.1	14%	1,176.4	12%
Variable Rate Mortgage Debt	97.7	1%	86.2	1%

	5,279.3	47%	4,339.7	45%

Total	$11,211.7	100%	$9,685.0	100%

Debt to Market Capitalization	47.1%		44.8%

Common Shares Outstanding (millions)	359.2		315.1
Operating Partnership Units (millions)	0.4		0.4
Market Value per Share	$15.37		$15.66
Accretion on Convertible Notes (excluded above)	$21.3		$32.1
Partners’ Share of Consolidated Debt (included above)	$19.4		$20.6
DDR Share of Unconsolidated Debt (excluded above)	$630.1		$724.9

Unsecured Bond Ratings

	Debt Rating	Outlook
Moody’s	Baa2	Stable
S&P	BBB-	Stable
Fitch	BBB-	Stable

Public Debt Covenants

(Actuals for Twelve Months Ended December 31, 2013)

	Covenant Threshold	Actual Covenant
Total Debt to Real Estate Assets Ratio	not to exceed 65%	49%
Secured Debt to Assets Ratio	not to exceed 40%	19%
Value of Unencumbered Assets to Unsecured Debt	at least 135%	201%
Fixed Charge Coverage Ratio	at least 1.5x	2.1x

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Summary of Consolidated Debt

(In Millions)

Total Debt Outstanding	December 31, 2013 Aggregate	December 31, 2013 DDR Pro Rata Share	December 31, 2013 DDR Pro Rata Wtd. Avg. Interest	December 31, 2012 Aggregate	December 31, 2012 DDR Pro Rata Share

Unsecured Credit Facilities	$29.1	$29.1	2.21%	$147.9	$147.9

Unsecured Term Loan	350.0	350.0	3.05%	350.0	350.0

Unsecured Public Debt	2,754.1	2,754.1	5.27%	2,147.1	2,147.1

Secured Term Loan	400.0	400.0	1.82%	400.0	400.0

Fixed Rate Mortgage Loans	1,627.1	1,617.2	4.96%	1,176.4	1,166.5

Variable Rate Mortgage Loans	97.7	88.2	1.65%	86.2	75.5

Subtotal	5,258.0	5,238.6	4.76%	4,307.6	4,287.0

Fair Market Value Adjustment	36.7	36.7	—	11.5	11.5

Total	$5,294.7	$5,275.3	4.76%	$4,319.1	$4,298.5

Schedule of Maturities by Year (1)	Scheduled Principal Payments	Secured Debt Maturities	Unsecured Debt Maturities	Aggregate Total	DDR Pro Rata Share	Weighted Avg. Interest Rate

2014	$33.3	$326.3	$—	$359.6	$359.6	4.32%

2015	33.1	427.4	503.0	963.5	963.5	4.41%

2016	27.0	0.2	240.0	267.2	257.7	9.59%

2017	26.8	142.3	350.0	519.1	519.1	6.13%

2018	20.0	502.6	411.3	933.9	933.9	3.62%

2019	13.7	169.3	300.0	483.0	483.0	4.06%

2020	5.5	280.2	300.0	585.7	585.7	6.11%

2021	4.1	54.7	300.0	358.8	358.8	3.95%

2022	0.1	42.8	450.0	492.9	492.9	4.67%

2023 and beyond	—	15.4	300.0	315.4	305.5	3.24%

Unsecured debt discount	—	—	(21.1)	(21.1)	(21.1)

Total	$163.6	$1,961.2	$3,133.2	$5,258.0	$5,238.6	4.76%

Percentage of Total Debt	December 31, 2013	December 31, 2012

Fixed	93.8%	89.9%
Variable	6.2%	10.1%

Recourse to DDR	68.5%	72.0%
Non-recourse to DDR	31.5%	28.0%

(1)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Summary of Joint Venture Debt

(In Millions)

Total Debt Outstanding	December 31, 2013 Aggregate		December 31, 2013 DDR Pro Rata Share		December 31, 2013 DDR Pro Rata Wtd. Avg. Interest	December 31, 2012 Aggregate	December 31, 2012 DDR Pro Rata Share

Fixed Rate Mortgage Loans	$2,493.3		$453.7		5.57%	$3,094.9	$517.5

Variable Rate Mortgage Loans	778.4		175.8		8.23%	1,162.7	206.3

Subtotal	3,271.7	(1)	629.5	(1)	6.31%	4,257.6	723.8

Fair Market Value Adjustment	10.9		0.6		—	20.5	1.1

Total	$3,282.6		$630.1		6.31%	$4,278.1	$724.9

Schedule of Maturities by Year (2)	Scheduled Principal Payments	Mortgage Loan Maturities	Aggregate Total	DDR Pro Rata Share	Weighted Avg. Interest Rate

2014	$12.2	$233.2	$245.4	$39.9	6.59%

2015	12.0	184.1	196.1	35.7	7.04%

2016	10.9	221.8	232.7	22.1	6.79%

2017	8.6	1,744.1	1,752.7	322.7	5.62%

2018	3.9	215.1	219.0	37.9	5.50%

2019	2.5	294.1	296.6	61.0	6.93%

2020	2.7	71.1	73.8	23.1	7.75%

2021	1.8	80.5	82.3	31.5	5.41%

2022	0.5	—	0.5	0.1	0.00%

2023 and beyond	0.2	172.4	172.6	55.5	9.46%

Total	$55.3	$3,216.4	$3,271.7	$629.5	6.31%

Percentage of Total Debt	December 31, 2013	December 31, 2012

Fixed	76.2%	72.7%
Variable	23.8%	27.3%

Recourse to DDR	0.0%	1.4%
Non-recourse to DDR	100.0%	98.6%

(1)	Includes approximately $149.1 million of non-recourse debt of which the Company’s proportionate share is $20.9 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.
(2)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate (2)

Senior Debt:
Unsecured Credit Facilities:
$750 Million Revolving Credit Facility	$29.1		$29.1	04/18	LIBOR + 115
$65 Million Revolving Credit Facility	—		—	04/18	LIBOR + 115
$50 Million Term Loan	50.0		50.0	01/17	LIBOR + 150
$300 Million Term Loan	300.0		300.0	01/19	LIBOR + 190
Secured Credit Facility:
$400 Million Term Loan	400.0		400.0	04/18	LIBOR + 135

Total Term and Credit Facility Debt	$779.1		$779.1

Public Debt:
Unsecured Notes	152.9		152.9	05/15	5.50
Convertible Notes	328.7	(3)	328.7	11/15	1.75
Unsecured Notes	239.5		239.5	03/16	9.63
Unsecured Notes	300.0		300.0	04/17	7.50
Unsecured Notes	298.8		298.8	04/18	4.75
Unsecured Notes	82.2		82.2	07/18	7.50
Unsecured Notes	298.3		298.3	09/20	7.88
Unsecured Notes	298.0		298.0	01/21	3.50
Unsecured Notes	457.4		457.4	07/22	4.63
Unsecured Notes	298.3		298.3	05/23	3.38

Total Public Debt	$2,754.1		$2,754.1

Mortgage Debt:
Tucson Spectrum, Tucson, AZ	23.6		23.6	04/14	5.56
Abernathy Square, Atlanta, GA	11.5		11.5	10/14	4.23
Bermuda Square, Chester, VA	7.1		7.1	10/14	4.23
Brook Highland Plaza, Birmingham, AL	23.5		23.5	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.1		4.1	10/14	4.23
Clearwater Collection, Clearwater, FL	6.8		6.8	10/14	4.23
Cross Pointe Center, Fayetteville, NC	9.5		9.5	10/14	4.23
Crossroads Center, Gulfport, MS	23.5		23.5	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	16.8		16.8	10/14	4.23
Delaware Consumer Square, Buffalo, NY	9.8		9.8	10/14	4.23
Downtown Short Pump, Richmond, VA	12.0		12.0	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	39.6		39.6	10/14	4.23
Home Depot Center, Orland Park, IL	6.4		6.4	10/14	4.23
Kroger, Cincinnati, OH	2.5		2.5	10/14	4.23
Lexington Place, Lexington, SC	4.1		4.1	10/14	4.23
Loisdale Center, Springfield, VA	10.6		10.6	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	6.4		6.4	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	17.3		17.3	10/14	4.23
North Pointe Plaza, North Charleston, SC	10.4		10.4	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	9.3		9.3	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	26.7		26.7	10/14	4.23
Sam’s Club, Worcester, MA	5.2		5.2	10/14	4.23
The Commons, Salisbury, MD	8.3		8.3	10/14	4.23
Walmart Supercenter, Alliance, OH	6.9		6.9	10/14	4.23
Wando Crossing, Mount Pleasant, SC	11.4		11.4	10/14	4.23
Warner Robins Place, Warner Robins, GA	6.5		6.5	10/14	4.23
Wendover Village, Greensboro, NC	4.6		4.6	10/14	4.23
Windsor Court, Windsor, CT	7.0		7.0	10/14	4.23

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate (2)

Kyle Crossing, Kyle, TX	19.0		9.5	01/15	LIBOR + 275
Reno Riverside, Reno, NV	2.6	(4)	2.6	02/15	Prime + 170
Merriam Village, Merriam, KS	15.0		15.0	03/15	LIBOR + 200
Hamilton Commons, Mays Landing, NJ	3.3		3.3	09/15	4.70
Woodfield Village Green, Schaumburg, IL	66.3		66.3	09/15	6.40
Carillon Place, Naples, FL	26.0		26.0	09/15	6.40
Fairfax Towne Center, Fairfax, VA	39.4		39.4	09/15	6.40
Shoppers World, Framingham, MA	129.2		129.2	09/15	6.40
Winter Garden Village, Orlando, FL	105.0		105.0	10/15	6.10
Cumming Town Center, Atlanta, GA	34.1		34.1	10/15	6.10

Tops Plaza, Lockport, NY	3.6		3.6	01/16	8.00
Freedom Plaza, Rome, NY	1.3		1.3	09/16	7.85

Walmart Supercenter, Winston-Salem, NC	4.6		4.6	08/17	6.00
Belgate Shopping Center, Charlotte, NC	15.7		15.7	09/17	LIBOR + 225
Connecticut Commons, Plainville, CT	48.2		48.2	10/17	5.01
Riverdale Village, Coon Rapids, MN	26.5		26.5	10/17	5.01
Riverdale Village Perimeter, Coon Rapids, MN	33.2		33.2	10/17	5.01
Lake Brandon Village, Brandon, FL	9.5		9.5	10/17	5.01
Shoppers World Brookfield, Brookfield, WI	6.0		6.0	10/17	5.01
Marketplace Of Brown Deer, Brown Deer, WI	4.3		4.3	10/17	5.01
Brown Deer Center, Brown Deer, WI	8.0		8.0	10/17	5.01

Thruway Plaza (Walmart), Cheektowaga, NY	2.1		2.1	10/17	6.78

Tops Plaza, Ithaca, NY	8.4		8.4	01/18	7.05
Walmart Supercenter, Greenville, SC	4.5		4.5	01/18	6.00
Johns Creek Town Center, Suwanee, GA	24.9		24.9	03/18	5.06
Southland Crossings, Boardman, OH	24.9		24.9	03/18	5.06
The Promenade at Brentwood, St. Louis, MO	31.6		31.6	03/18	5.06
DDR Headquarters, Beachwood, OH	30.0		30.0	03/18	LIBOR + 105
Mohawk Commons, Niskayuna, NY	11.9		11.9	12/18	5.75

Lowes, Hendersonville, TN	4.8		4.8	01/19	7.66
Nassau Park Pavilion, Princeton, NJ	57.0		57.0	02/19	3.40
Bandera Pointe, San Antonio, TX	24.8		24.8	02/19	3.40
Presidential Commons, Snellville, GA	21.2		21.2	02/19	3.40
Plaza Cayey, Cayey, PR	21.2		21.2	06/19	7.59
Plaza Fajardo, Fajardo, PR	25.5		25.5	06/19	7.59
Plaza Isabela, Isabela, PR	22.4		22.4	06/19	7.59
Plaza Walmart, Guayama, PR	11.9		11.9	06/19	7.59
Mariner Square, Spring Hill, FL	3.0		3.0	09/19	9.75

Northland Square, Cedar Rapids, IA	5.8		5.8	01/20	9.38
Plaza Rio Hondo, Bayamon, PR	125.7		125.7	01/20	3.95
Easton Marketplace, Columbus, OH	50.2		50.2	01/20	3.95
The Fountains, Plantation, FL	45.8		45.8	01/20	3.95
Perimeter Pointe, Atlanta, GA	43.3		43.3	01/20	3.95
Polaris Towne Center, Columbus, OH	44.2		44.2	04/20	6.76

West Valley Marketplace, Allentown, PA	11.2		11.2	07/21	6.95
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	62.2		62.2	10/21	5.41
Chapel Hills East, Colorado Springs, CO	8.9		8.9	12/21	5.24

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Consolidated Debt Detail

(In Millions)

	Loan Balance	DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate (2)

Paradise Village Gateway, Phoenix, AZ	30.0	20.1	01/22	4.65
Macedonia Commons, Macedonia, OH	19.8	19.8	02/22	5.71

Gulfport Promenade, Gulfport, MS	15.4	15.4	12/37	SIFMA + 46

Total Mortgage Debt	$1,724.8	$1,705.4

Subtotal	$5,258.0	$5,238.6
Fair Market Value Adjustment - Assumed Debt	36.7	36.7

Total Consolidated Debt	$5,294.7	$5,275.3

	Loan Balance	DDR Pro Rata Share	Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Fixed Rate	$4,931.2	$4,921.3	4.7 years	4.96%
Variable Rate	326.8	317.3	4.9 years	1.65%

	$5,258.0	$5,238.6	4.7 years	4.76%

Cumulative Redeemable Preferred Shares	Outstanding Amount
Class H - 7.375%	$55.0
Class J - 6.500%	200.0
Class K - 6.250%	150.0

$405.0

Derivative Instruments
	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	1.01%	June 28, 2014
Interest Rate Swap	$50.0	Unsecured Term Loan	1 mo. LIBOR	0.56%	June 1, 2015
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	0.53%	July 1, 2015
Interest Rate Swap	$81.4	Mortgage Portfolio	1 mo. LIBOR	2.81%	September 1, 2017
Interest Rate Swap	$100.0	Unsecured Term Loan	1 mo. LIBOR	0.88%	January 2, 2018
Interest Rate Swap	$200.0	Unsecured Term Loan	1 mo. LIBOR	1.54%	February 1, 2019

(1)	Assumes borrower extension options are exercised.
(2)	Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized deferred finance cost amortization of approximately $12.1 million is partially offset by approximately $6.7 million of fair market value adjustments.
(3)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above 125% of $15.33 per share at December 31, 2013. The conversion price is subject to future adjustments resulting from changes in the quarterly dividend per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $21.3 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.
(4)	Reno Riverside has an interest rate floor of 5.95%.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Joint Venture Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate

BRE DDR Retail Holdings II
Silver Spring Square, Mechanicsburg, PA	$38.0		$1.9	10/15	6.35
Sycamore Crossing, Cincinnati, OH	64.4		3.2	12/16	5.81
Falcon Ridge Town Center, Fontana, CA	43.5		2.2	01/17	5.68
Vista Village, Vista, CA	33.2		1.7	04/17	5.71
Falcon Ridge Town Center, Fontana, CA	15.0		0.7	01/18	5.91
Fortuna Center, Dumfries, VA	12.1		0.6	02/18	6.18
Orchards Market, Vancouver, WA	21.6		1.1	09/18	LIBOR + 220
Indian Springs Market Center, Hamilton, OH	6.4		0.3	09/18	LIBOR + 220

Total BRE DDR Retail Holdings II	$234.2		$11.7

DDR Domestic Retail Fund I
Village Center, Racine, WI	11.4		2.3	04/15	4.21
Paradise Promenade, Davie, FL	5.9		1.2	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.1		2.2	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	883.5		176.7	07/17	5.60
Heather Island, Ocala, FL	4.6		0.9	02/18	3.56
Hilliard Rome, Columbus, OH	12.2		2.4	02/18	3.56

Total DDR Domestic Retail Fund I	$928.7		$185.7

DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 1, LLC (9 assets)	350.2		52.5	03/17	5.45
DDRTC Holdings Pool 5, LLC (11 assets)	207.0	(2)	31.1	02/19	LIBOR + 180
DDRTC Holdings Pool 3, LLC (7 assets)	264.9		39.7	06/17	4.63
Willoughby Hills Shop Ctr, Willoughby Hills, OH	7.9		1.2	07/18	6.98

Total DDRTC Core Retail Fund, LLC	$830.0		$124.5

Sonae Sierra Brazil BV Sarl
Shopping Plaza Sul	14.2		4.7	06/15	CDI
Sonae Sierra Brasil Limitadas, Brazil	3.8		1.3	10/15	CDI + 285
Patio Boavista, Brazil	6.3		2.1	10/16	CDI + 330
Debentures	40.7		13.6	02/17	CDI + 96
Shopping Metropole, Brazil	18.3		6.1	09/18	TR + 1030
Debentures	87.1		29.0	02/19	IPCA + 625
Manaura Shopping, Brazil	51.2		17.1	12/20	10.00
Patio Goiania, Brazil	76.2		25.4	06/23	TR + 970
Patio Londrina, Brazil	48.6		16.2	02/26	TR + 970
Patio Uberlandia, Brazil	32.8		10.9	10/25	TR + 970

Total Sonae Sierra Brazil BV Sarl	$379.2		$126.4

Coventry II
Bloomfield Park, Bloomfield Hills, MI	39.8	(3)	—	12/08	Prime + 300
Marley Creek Square, Orland Park, IL	10.5	(3)	1.1	12/12	LIBOR + 125
Coventry II DDR SM (11 assets)	11.3	(3)	2.3	12/13	LIBOR + 350
Coventry II DDR SM (11 assets)	32.7	(3)	6.5	12/13	LIBOR + 525
Totem Lake Mall, Kirkland, WA	27.5	(3)	5.5	06/15	LIBOR + 650
Buena Park, Buena Park, CA	73.0	(2)	14.6	06/15	LIBOR + 625
Westover Marketplace, San Antonio, TX	20.7	(2)	4.1	02/16	LIBOR + 450
Coventry II DDR SM (7 assets)	27.3	(3)	5.5	09/16	6.75
Christown Spectrum Mall, Phoenix, AZ	65.9		13.2	04/18	4.80
Fairplain Plaza, Benton Harbor, MI	18.6		3.7	05/23	4.85

Total Coventry II	$327.3		$56.5

DDR

Quarterly Financial Supplement

For the year ended December 31, 2013

Joint Venture Debt Detail

(In Millions)

	Loan Balance	DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate

DDR SAU Retail Fund, LLC
DDR SAU Retail Fund (18 assets)	108.0	21.6	09/17	4.74
DDR SAU Retail Fund (9 assets)	72.0	14.4	04/18	0.00

Total DDR SAU Retail Fund, LLC	$180.0	$36.0

DDR Markaz II (13 assets)	138.9	27.8	11/14	7.15
BRE DDR Retail Holdings I (12 Assets)	110.7	5.5	04/16	5.25
Lennox Town Center Limited, Columbus, OH	1.0	0.5	07/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	07/17	5.64
RO & SW Realty LLC (9 assets)	20.4	5.1	10/20	5.25
Sun Center Limited, Columbus, OH	22.8	18.1	05/21	5.99
RVIP IIIB, Deer Park, IL	72.5	18.7	09/21	4.84

Total	$392.3	$88.7

Subtotal	$3,271.7	$629.5
Fair Market Value Adjustment - Assumed Debt	10.9	0.6

Total Joint Venture Debt	$3,282.6	$630.1

Total Joint Venture Debt:			Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Fixed Rate	$2,493.3	$453.7	3.8 years	5.57%
Variable Rate	778.4	175.8	5.7 years	8.23%

	$3,271.7	$629.5	4.3 years	6.31%

Derivative Instruments
	Notional Amount	Underlying Debt Hedged	Rate Hedged	Capped Rate	Termination Date
Interest Rate Cap	$22.6	151 Westover LLC	1 mo. LIBOR	4.50%	January 1, 2015

(1)	Assumes borrower extension options are exercised.
(2)	The following loans have floor interest rates:

Loan	Floor
DDRTC Holdings Pool 5, LLC (11 assets)	1 month LIBOR of 0.25%
Buena Park, Buena Park, CA	1 month LIBOR of 0.75%
Westover Marketplace, San Antonio, TX	1 month LIBOR of 2.00%

(3)	Includes approximately $149.1 million of non-recourse debt of which the Company’s proportionate share is $20.9 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

Corporate Headquarters	Investor Relations
DDR Corp.	Matt Lougee
3300 Enterprise Parkway	Toll Free: (877) 225-5337
Beachwood, Ohio 44122	Main: (216) 755-5500
Website: www.ddr.com	Email: mlougee@ddr.com

Equity Research Coverage
BofA Merrill Lynch	Craig Schmidt	craig.schmidt@baml.com	(646) 855-3640
	Katharine Hutchins	katharine.hutchins@baml.com	(646) 855-1681

Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151

Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Christy McElroy	christy.mcelroy@citi.com	(212) 816-6981

Cowen & Company	Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380

Deutsche Bank	Vincent Chao	vincent.chao@db.com	(212) 250-6799

DISCERN	Dave Wigginton	dwigginton@discern.com	(646) 863-4177

Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796
	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736

Green Street Advisors	Cedrik Lachance	clachance@greenstreetadvisors.com	(949) 640-8780
	Jason White	jwhite@greenstreetadvisors.com	(949) 640-8780

Hilliard Lyons	Carol Kemple	ckemple@hilliard.com	(502) 588-1839

Imperial Capital	David Harris	dharris@imperialcapital.com	(212) 351-9429

ISI Group	Steve Sakwa	ssakwa@isigrp.com	(212) 446-9462

Janney Montgomery Scott	Mike Gorman	mgorman@janney.com	(215) 665-6224

Jefferies and Company	Tayo Okusanya	tokusanya@jefferies.com	(212) 336-7076

J.P. Morgan	Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689

KeyBanc Capital Markets	Jordan Sadler	jsadler@keybanccm.com	(917) 368-2280
	Todd Thomas	tthomas@keybanccm.com	(917) 368-2286

MLV & Co.	Paul Morgan	pmorgan@mlvco.com	(415) 325-4187

Morgan Stanley	Haendel St. Juste	haendel.stjuste@morganstanley.com	(212) 761-0071

RBC Capital Markets	Rich Moore	rich.moore@rbccm.com	(440) 715-2646

Robert W. Baird & Co.	Jonathan Pong	jpong@rwbaird.com	(203) 425-2740

Sandler O’Neill	Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937
	Andrew Schaffer	aschaffer@sandleroneill.com	(212) 466-8062

SunTrust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	(212) 303-4124

UBS	Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484
	Jeremy Metz	jeremy.metz@ubs.com	(212) 713-2429

Wells Fargo	Jeff Donnelly	jeff.donnelly@wellsfargo.com	(617) 603-4262
	Tamara Fique	tamara.fique@wellsfargo.com	(443) 263-6568

Fixed Income Research Coverage
Barclays	Danish Agboatwala	danish.agboatwala@barclays.com	(212) 412-2573

Citigroup	Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan	Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

Wells Fargo	Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455